Exhibit 10.1

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT AND
DEVICE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Amendment to the Collaboration and License Agreement and Device Assignment and Assumption Agreement (this “Agreement”) is dated September 29, 2026 (the “Effective Date”) and is made by and among MeiraGTx, LLC, a Delaware limited liability company (“MeiraGTx US”), MeiraGTx Neuro I, LLC, a Delaware limited liability company (“MeiraGTx Neuro US”), MeiraGTx Neuro UK Limited, a company incorporated in England with company number 16108121 (“MeiraGTx Neuro UK”), MeiraGTx Holdings plc, a Cayman Islands exempted company (“MeiraGTx Holdings”, and together with MeiraGTx US, MeiraGTx Neuro US and MeiraGTx Neuro UK, “MeiraGTx”), Reogen Limited (formerly Hologen Neuro AI Limited), a Guernsey company with company number 74942 (“Reogen”), Hologen Neuro AI UK Limited, a company incorporated in England with company number 16283812 (“Hologen UK”), and Hologen Limited, a Guernsey company with company number 74905 (“HGL”, and together with Reogen and Hologen UK, the “Company”). References in this Agreement to MeiraGTx or the Company include each of the entities so defined, jointly and severally. Each of the above is a “Party” and together they are the “Parties.”

BACKGROUND

WHEREAS, under the Collaboration and License Agreement, dated April 20, 2026, by and among MeiraGTx Neuro US, the Company and the other entities party thereto (the “Collaboration Agreement”), MeiraGTx Neuro US granted Reogen and Hologen UK a license to Develop, Manufacture and Commercialize the Licensed Device in the Field in the Territory, and retained the rights set out in Section 2.3.2(b) of the Collaboration Agreement;

WHEREAS, the Parties have agreed that the Assigned IP and the Assigned Contracts relating to the Licensed Device will be assigned to Reogen;

WHEREAS, Hologen UK is a party to this Agreement because the license to the Licensed Device granted at Section 2.1.1(c) of the Collaboration Agreement is granted to both Reogen and Hologen UK, and both are required to give the acknowledgments in Section 6;

WHEREAS, HGL, MeiraGTx Neuro UK and MeiraGTx Holdings are the other parties to the Collaboration Agreement and are party to this Agreement so that Section 6 takes effect as an amendment of the Collaboration Agreement; and

WHEREAS, the Parties intend that, from the Effective Date, Reogen will own the Device outright and the rights of MeiraGTx Neuro US and its relevant Affiliates in respect of the Device will be limited to those expressly set out in Sections 3, 4 and 6.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, including Reogen’s payment of the Device Development Invoices under Section 2.7, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

Capitalized terms not defined herein have the meanings given in the Collaboration Agreement, and where a provision of the Collaboration Agreement is cited in this Agreement, “MeiraGTx” in that provision has the meaning given in the Collaboration Agreement. “Assigned Patents” means the patents and patent applications listed in Schedule 1, together with all patents issuing from them, and all continuations, divisionals, continuations-in-part, reissues, reexaminations and foreign counterparts. “Assigned IP” means (a) the Assigned Patents, (b) the Assigned Know-How, and (c) all other intellectual property rights owned by MeiraGTx Neuro US or any of its relevant Affiliates as of the Effective Date that relate specifically to the Device or its Development, Manufacture or use, including rights in designs, drawings, specifications, software and firmware, copyrights, and the data, reports and other content relating to the Device. “Assigned Know-How” has the meaning given in Section 2.6. “Assigned Contracts” means the contracts listed in Schedule 2. “Device Development Invoices” means the invoices listed in Schedule 3. “Device” means the Licensed Device. “Post-Effective Date Invoice” has the meaning given in Section 2.7. “Licensed Product” has the meaning given in the Collaboration Agreement, and for clarity the Licensed Products include the Existing AAV-GAD Product, the Existing AAV-BDNF Product and the Additional Licensed Products. “GAD Product” means the Licensed Product described in clause (a) of the definition of “Licensed Product” in the Collaboration Agreement. “Reversion Products” means the GAD Product and the Existing AAV-BDNF Product. “Milestone” means (i) for the GAD Product, the date on which treatment of the last patient in a pivotal Phase III Clinical Trial of the GAD Product that is designed to support an application for Marketing Approval is complete, as reported to the DB; and (ii) for the Existing AAV-BDNF Product, the date on which treatment of the last patient in a pivotal Phase III Clinical Trial of  the Existing AAV-BDNF Product that is designed to support an application for Marketing Approval is complete, as reported to the DB. “Improvements” means all improvements and modifications to the Device made by or for the Company or its Affiliates after the Effective Date, and all patents and patent applications claiming them, in each case only to the extent owned solely by the Company or its Affiliates, and excluding MeiraGTx Arising IP and Joint Arising IP. “Reversion Event” has the meaning given in Section 4.1. “Framework Agreement” means the framework agreement dated March 9, 2025 among HGL, Reogen, MeiraGTx Neuro UK and MeiraGTx Holdings, as amended from time to time.

2. ASSIGNMENT AND ASSUMPTION

2.1

Assigned IP. MeiraGTx Neuro US assigns, and agrees to assign, and will cause each of its relevant Affiliates to assign, to Reogen all of its and their rights, titles and interests in the Assigned IP, including the right to sue for past infringement and, subject to the Collaboration Agreement and Section 3.1 of this Agreement, the exclusive right to determine the further Development of, and the regulatory strategy for, the Device (save for any IND already filed by MeiraGTx as of the Effective Date), and Reogen accepts the assignment of all of MeiraGTx Neuro US’s and its relevant Affiliates’ rights, titles and interests in the Assigned IP and, after the Effective Date, will be responsible at its own cost for the prosecution, maintenance Development, Manufacture and Commercialization of the Assigned IP. MeiraGTx shall have no further responsibility to fund the prosecution, maintenance, Development, Manufacture or Commercialization of the Assigned IP after the Effective Date. For the avoidance of doubt, the assignment is not limited to the Field or to any Territory.

2.2

Contracts. MeiraGTx US assigns, and agrees to assign, and will cause each of its relevant Affiliates to assign, all of its and their rights, titles and interests in the Assigned Contracts to Reogen and delegates its obligations under them, and Reogen assumes and will perform all obligations, responsibilities and duties under them arising on or after the Effective Date. MeiraGTx US remains responsible for all obligations and liabilities under the Assigned Contracts arising before the Effective Date, other than the Device Development Invoices, and will indemnify Reogen against them. Reogen agrees to indemnify MeiraGTx US from and against all obligations and liabilities under the Assigned Contracts arising on or after the Effective Date.  Notwithstanding the foregoing in this Section 2.2, Reogen agrees to pay the Post-Effective Date Invoice as set forth in Section 2.7 to this Agreement.

2.3

Consents. Where an Assigned Contract requires the counterparty’s consent to assignment, MeiraGTx US or the relevant Affiliate will [***] obtain such consent [***] after the Effective Date and Reogen will give the cooperation and information the counterparty reasonably requests. Until a required consent is obtained, MeiraGTx US or the relevant Affiliate will hold that contract for Reogen’s benefit and Reogen will perform and pay for it as if it had been assigned. During that period MeiraGTx US or the relevant Affiliate will exercise its rights under that contract only as Reogen directs, will pass to Reogen all benefits it receives under it, and will not amend, terminate or waive any right under it without Reogen’s prior written consent.

2.4

Further assurance. Each of MeiraGTx US and MeiraGTx Neuro US will, at Reogen’s reasonable request, execute short-form assignments and any other instruments, provide documents and information in its possession, and take any other action Reogen reasonably requests in order to record, perfect and give full effect to Reogen’s ownership of the Assigned IP in any jurisdiction, including responding to reasonable requests from any patent office.

2.5

Condition of the assets. The Assigned IP and the Assigned Contracts are assigned “as is,” and MeiraGTx Neuro US, MeiraGTx US and the relevant Affiliates make no representation or warranty of any kind in respect of the Assigned IP and Assigned Contracts, as applicable, express or implied, other than MeiraGTx representing and warranting to Reogen as of the Effective Date that: (a) Schedule 1 is complete and comprehensive, including any patent applications, continuations, divisionals, continuations-in-part, reissues, reexaminations or foreign counterparts; (b) each inventor named in the Assigned Patents has assigned all of his or her rights in them to MeiraGTx Neuro US (directly or through a predecessor in title), and no compensation is payable to any inventor in respect of them; (c) MeiraGTx Neuro US is the sole owner of the Assigned Patents, and, to MeiraGTx’s knowledge, MeiraGTx Neuro US and its relevant Affiliates are the sole owners of the other Assigned IP, in each case free of any lien, security interest, license or other encumbrance, other than the licenses granted under the Collaboration Agreement and the rights described in clause (d); (d) neither MeiraGTx Neuro US nor any of its relevant Affiliates has granted any third party any right under the Assigned IP, other than under the Collaboration Agreement and non-exclusive rights granted to service providers under the Assigned Contracts for the purposes of those contracts; and (e) each Assigned Contract is in full force and effect, MeiraGTx US or its relevant Affiliate has given Reogen a true and complete copy of it, and neither MeiraGTx US nor any of the relevant Affiliates nor, to MeiraGTx US’s knowledge, the counterparty, is in material breach of such Assigned Contract. Nothing in this Agreement assigns or licenses any right held by MeiraGTx under any agreement with a third party, other than the Assigned Contracts.

2.6

Know-How and Copyrights. MeiraGTx Neuro US assigns and delivers, and agrees to assign and deliver, and will cause each of its relevant Affiliates to assign and deliver, to Reogen all of its and their right, title and interest in the Device-specific Know-How and copyrights owned by MeiraGTx or any of its Affiliates that are in the possession or control of MeiraGTx Neuro US or any of its relevant Affiliates as of the Effective Date (the “Assigned Know-How”), including the design history file, Device Master File, technical documentation, specifications, software and firmware, and manufacturing and quality records, and the content relating to the Device contained in any Regulatory Document. MeiraGTx will respond to Reogen’s reasonable requests for specific items of Assigned Know-How.

2.7

Consideration. On or before the Effective Date, Reogen will pay the Device Development Invoices, [***] by wire transfer to the account MeiraGTx US designates in writing. Subsequent to the Effective Date, upon being presented with an invoice for work completed [***], Reogen will pay the invoiced amount by wire transfer to the account MeiraGTx US designates in writing (the “Post-Effective Date Invoice”). The foregoing payments are the entire, full and final consideration payable for the assignments under this Section 2. Each of MeiraGTx US and MeiraGTx Neuro US, for itself and its relevant Affiliates, confirms that, except as set forth in this Section 2.7, no other amount is payable by the Company or its Affiliates to any of MeiraGTx US, MeiraGTx Neuro US or their relevant Affiliates in respect of the Development of the Device before the Effective Date.

2.8	Closing. The assignments under this Section 2 take effect on the Effective Date, simultaneously with the payment of invoices [***] under Section 2.7, and neither takes effect without the other.

3. COVENANTS

3.1

Development of Device. Reogen will use Commercially Reasonable Efforts to Develop the Device as needed for the Development of the Licensed Products. MeiraGTx’s remedies for a breach of this Section 3.1 are limited to damages, specific performance and, where Section 4.1(b) applies, the Reversion License, and a breach of this Section 3.1 does not give rise to any right to a reassignment of the Assigned IP back to MeiraGTx or to terminate the Collaboration Agreement.

3.2

Preservation of the Device. Without the prior written consent of MeiraGTx, which consent shall not be unreasonably withheld, conditioned or delayed, Reogen will not, and will cause its Affiliates not to, sell, exclusively license, abandon, or otherwise transfer or encumber any Assigned IP, Assigned Contract or Know-How assigned under Section 2.6, or cease to Manufacture the Device, in each case in any manner that would remove or compromise the practical or commercially reasonable availability of the Device for any Reversion Product, or would result in consideration that is below the commercially reasonable fair market value of the Device.  Reogen will cause any permitted transferee to execute a joinder agreeing to be bound by Sections 3, 4 and 6.3 of this Agreement.

4. REVERSION LICENSE

4.1	Reversion Events. Each of the following is a “Reversion Event”:
(a)

termination of the Collaboration Agreement in circumstances giving MeiraGTx rights under Section 13.3.4 of the Collaboration Agreement, or by MeiraGTx under Section 13.2.3 of the Collaboration Agreement; or

(b)

Reogen’s material failure to use Commercially Reasonable Efforts to Develop the Device as required under Section 3.1 of this Agreement, continuing for [***] after MeiraGTx’s written notice specifying the failure in reasonable detail; provided that Reogen will provide MeiraGTx with reasonably detailed written updates on its Development activities under Section 3.1 annually, to give MeiraGTx a factual basis for assessing compliance with this Section 4.1(b).

No Reversion Event occurs while the Company disputes in good faith (i) a termination of the Collaboration Agreement, in accordance with Section 13.2.2 of the Collaboration Agreement, or (ii) the existence of, or the failure to cure, a failure under Section 4.1(b), in accordance with Section 7.3 of this Agreement, unless and until that dispute is resolved in favor of MeiraGTx; provided that during the pendency of any such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

4.2

Reversion License. Reogen hereby grants, exercisable from a Reversion Event, to MeiraGTx Neuro US a non-exclusive, royalty-free, fully paid-up, perpetual license under the Assigned IP and the Improvements to Develop, Manufacture, import, supply and use the Device for the Development, Manufacture and Commercialization of the Reversion Products (the “Reversion

License”), with the right to sublicense through multiple tiers to its Affiliates and to third parties for the Development, Manufacture and use of the Device with the Reversion Products. The Reversion License does not include any right to sell, supply or license the Device on a standalone basis, or for use with any product that is not a Reversion Product. If a Reversion Event occurs after the Milestone has been achieved for either the GAD Product or the Existing AAV-BDNF Product, then MeiraGTx shall pay Reogen a one-time consideration equal to [***], and the Reversion License takes effect only upon such payment. MeiraGTx may assign the Reversion License, in whole or for any Reversion Product, to an Affiliate or to any acquirer or licensee of that Reversion Product. On a Reversion Event, Reogen will promptly deliver to MeiraGTx copies of the design history file, Device Master File, specifications, manufacturing records for the Device and the content relating to the Device contained in any Regulatory Document, for use only within the scope of the Reversion License. The Reversion License binds any successor owner of the Assigned IP or the Improvements, and is a license of “intellectual property” for the purposes of Section 365(n) of the U.S. Bankruptcy Code.

5. LIABILITY

5.1

Except in respect of a breach of Sections 2.2 and 7.1 of this Agreement, no Party is liable for any indirect, special, incidental, exemplary, punitive or consequential damages arising out of this Agreement.

5.2

Each Party may enforce Sections 2, 3, 4 and 6 of this Agreement by injunction or specific performance without the need to prove damage or post security, in addition to any other remedy available to it.

6. THE COLLABORATION AGREEMENT

6.1

The Assigned IP. The Company acknowledges and agrees that from the Effective Date the license granted at Section 2.1.1(c) of the Collaboration Agreement does not extend to the Assigned IP, that Reogen’s rights in the Assigned IP derive solely from Section 2 of this Agreement and are subject to Section 4 of this Agreement, and that neither Reogen nor Hologen UK will exercise, or assert against MeiraGTx, that license in respect of the Assigned IP. Nothing in this Section 6.1 limits that license in respect of any MeiraGTx Licensed Technology other than the Assigned IP.

6.2

Effect on the Collaboration Agreement. Except as set out in this Section 6, the Collaboration Agreement continues in full force and effect. With effect from the Effective Date, and notwithstanding anything in the Collaboration Agreement: (a) the Assigned IP ceases to be MeiraGTx Licensed Technology, and the rights retained by MeiraGTx under Section 2.3.2(b)(ii) of the Collaboration Agreement cease to apply to the Device and the Assigned IP; (b) Sections 13.3.1(b) and 13.3.4 of the Collaboration Agreement do not apply to the Device, the Assigned IP, the Assigned Contracts or the Improvements, and the rights of MeiraGTx in respect of them on any expiry or termination of the Collaboration Agreement are solely those set out in Section 4 of this Agreement; (c) Section 13.3.6 of the Collaboration Agreement applies to Regulatory Documents and Regulatory Approvals for the Device only by way of the right of reference described in that Section, and only for the purposes of the Reversion License; (d) Section 4.4(b) of the Collaboration Agreement ceases to apply, subject to Sections 3.2, 4.1 and 4.2 of this Agreement; and (e) Section 5.2 of the Collaboration Agreement does not apply to the Device and Reogen’s obligations in respect of the Development of the Device, subject to Sections 4.1 and 4.2 of this Agreement, are solely those set out in Section 3.1 of this Agreement. This Section 6 is an amendment of the Collaboration Agreement for the purposes of Section 14.2 of the Collaboration Agreement, and prevails over the Collaboration Agreement to the extent of any conflict.

6.3

License for Collaboration Activities. Reogen grants to MeiraGTx and its Affiliates a non-exclusive, non-transferable, royalty-free license under the Assigned IP and the Improvements, without the right to sublicense other than as reasonably necessary to permitted Subcontractors, solely to the extent necessary to perform the activities allocated to MeiraGTx under and in accordance with the Collaboration Agreement, including to sponsor and conduct any Clinical Trial of any Licensed Product in accordance with Section 3.7 of the Collaboration Agreement. This license does not extend to any use of the Device in connection with any product or program other than the Licensed Products, and ends on the expiry or termination of the Collaboration Agreement.

7. GENERAL

7.1

Confidentiality. Each Party will keep confidential, and will not use other than for the purposes of this Agreement, the terms of this Agreement and all confidential or proprietary information disclosed to it by another Party in connection with it, except to the extent the information is or becomes public other than by breach of this Section, was known to the receiving Party free of any obligation of confidence, or is independently developed by it. A Party may disclose such information to its Affiliates and to its and their directors, officers, employees, advisers, auditors and financing sources who are bound by obligations of confidence in order to further the purposes of this Agreement and the Collaboration Agreement. A Party may also disclose such information as required by law, court order or the rules of any securities exchange, in which case it will give the disclosing Party reasonable prior notice where lawful and practicable and use reasonable efforts to secure confidential treatment of such confidential or proprietary information (whether through protective order or otherwise).

7.2	Governing law. This Agreement and any dispute arising out of it are governed by the laws of the State of New York, without regard to its conflicts of law principles.
7.3

Disputes. If a dispute arises under this Agreement, the Parties will discuss it in good faith, including at least one discussion between senior executives of each Party. If it is not resolved within [***] of a written request for discussions, any Party may pursue the matter in a court of competent jurisdiction, and each Party submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York.

7.4

Notices. Notices must be in writing and delivered by e-mail, nationally or internationally recognized overnight courier, or by registered or certified mail with postage prepaid and return receipt requested, to the address below or any address a Party notifies to the others. Notice is effective on receipt.

To MeiraGTx US, MeiraGTx Neuro US, MeiraGTx Neuro UK or MeiraGTx Holdings: [***].

To Reogen or HGL: [***].

To Hologen UK: [***].

7.5

Assignment. Except as provided in this Section 7.5, no Party may assign this Agreement without the prior written consent of the other Parties hereto. Subject to Section 3.2 of this Agreement, any Party may assign this Agreement to an Affiliate or to a successor in interest to the business or assets to which this Agreement relates, and will remain liable for the performance of any Affiliate assignee.  Any assignment of this Agreement by MeiraGTx US or MeiraGTx Neuro US carries the license under Section 4.2 only in accordance with, and subject to, that Section.

7.6	Entire agreement and amendment. This Agreement, together with its Schedules, is the entire agreement among the Parties on its subject matter and supersedes all prior communications on that subject matter; provided that, except as set out in Section 6, nothing in this Agreement supersedes or amends the Collaboration Agreement or the Framework Agreement. It may be amended only in writing signed by all Parties, and no waiver is effective unless in writing signed by the Party giving it.

7.7

Miscellaneous. This Agreement may be executed in counterparts, each of which is an original and all of which together are one instrument, and delivery of an executed counterpart by electronic means is effective. If any provision is held unenforceable, the remainder continues in effect. Nothing in this Agreement confers any right on any person other than the Parties. Headings are for convenience only. Schedules 1, 2 and 3 form part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MEIRAGTX, LLC

By:	/s/ Richard Giroux
Name: Richard Giroux
Title: COO

MEIRAGTX NEURO I, LLC

By:	/s/ Richard Giroux
Name: Richard Giroux
Title: CFO

MEIRAGTX NEURO UK LIMITED

By:	/s/ Richard Giroux
Name: Richard Giroux
Title: CFO

MEIRAGTX HOLDINGS PLC

By:	/s/ Richard Giroux
Name: Richard Giroux
Title: CFO and COO

REOGEN LIMITED

By:	/s/ Andrew Henton
Name: Andrew Henton
Title: Director

HOLOGEN LIMITED

By:	/s/ Andrew Henton
Name: Andrew Henton
Title: Director

HOLOGEN NEURO AI UK LIMITED

By:	/s/ Parashkev Nachev
Name: Parashkev Nachev
Title: Director